UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 8, 2009
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer
Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Medicis Receives Notice of Allowance for Solodyn® Patent
     On October 13, 2009, Medicis Pharmaceutical Corporation (the “Company”) announced that the United States Patent and Trademark Office (USPTO) has issued a Notice of Allowance for the Company’s United States patent application directed to the use of SOLODYN® (minocycline HCl, USP) Extended Release Tablets in all five currently available dosage forms. The patent application is U.S. Application No. 11/166,817, entitled “Method For The Treatment Of Acne.” The newly allowed claims include subject matter covering methods of using a controlled-release oral dosage form of minocycline to treat acne. A press release dated October 13, 2009 announcing the issuance of the Notice of Allowance is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Medicis Receives a Paragraph IV Patent Certification
     On October 8, 2009, the Company received a Paragraph IV Patent Certification from Lupin Ltd. (“Lupin”) advising that Lupin has filed an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (“FDA”) for generic SOLODYN® in its forms of 45mg, 90mg and 135mg strengths. Lupin has not advised the Company as to the timing or status of the FDA’s review of its filing, or whether it has complied with FDA requirements for proving bioequivalence. Lupin’s Paragraph IV Certification alleges that Lupin’s manufacture, use, sale or offer for sale of the product for which the ANDA was submitted will not infringe any valid claim of the Company’s U.S. Patent Nos. 5,908,838 (the “‘838 Patent”), 7,541,347 (the “‘347 Patent”) or 7,544,373 (the “‘373 Patent”). The expiration date for the ‘838 Patent is in 2018. The expiration dates for the ‘347 and ‘373 Patents are in 2027. The Company is evaluating the details of Lupin’s certification letter and considering its options.
Item 9.01 Exhibits.
     (d) Exhibits

99.1	Press Release dated October 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2009	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary